Press Release                        22 February 2000          StoraEnso [Logo]

                                                     Kanavaranta 1
                                                     00160 Helsinki, Finland

                                                     P.O. Box 309
                                                     FIN-00101 Helsinki, Finland

                                                     Tel +358 2046 131
                                                     Fax +358 2046 21471

                                                     www.storaenso.com


Stora Enso to acquire Consolidated Papers for EUR 4.9 billion

Stora Enso's strategic rationale for the acquisition includes: the opportunity to expand into the World's largest paper market by acquiring the premier coated and supercalendered paper producer with leading market positions in Stora Enso's core paper grades, creating a powerful North American platform for future growth.

Helsinki, Finland and Wisconsin Rapids, Wisconsin (February 22, 2000) - Stora Enso Oyj (Helsinki Stock Exchange: STERV and Stockholm Stock Exchange: STER) today announced that it has reached an agreement to acquire Consolidated Papers, Inc. (NYSE: CDP) in a transaction valued at EUR 4.9 billion (USD 4.8 billion), including assumed net debt of EUR 0.9 billion (USD 0.9 billion). The combined enterprise will be the largest producer of paper and board by capacity world-wide, with total 1999 sales of approximately EUR 12.4 billion (USD 13.2 billion) and total paper capacity of approximately 15 million metric tonnes.

Under the terms of the agreement, all of the issued and outstanding shares of Consolidated Papers will be converted, at the election of the holder, into cash or Stora Enso ADRs (American Depositary Receipts representing an interest in underlying Series R shares of Stora Enso to facilitate trading in the United States), or a combination of cash and ADRs, with a value of USD 44.00 per Consolidated Papers share. Each ADR will represent one Series R share of Stora Enso. Consolidated Papers shareholders' elections of cash or ADRs will be pro rated, to the extent necessary, so as to maintain a 50% cash and 50% ADR aggregate consideration mix. The exchange ratio for Consolidated Papers shares converted into ADRs will be between 2.678 and 3.621 ADRs per Consolidated Papers share, based on the average trading value of Stora Enso Series R shares over a period just prior to the closing, as necessary to provide USD 44.00 in value per share. However, the exchange ratio will be fixed at 2.678 ADRs for each Consolidated Papers share if Stora Enso Series R shares are then trading at a EUR trading price higher than a USD 16.43 equivalent and will be fixed at 3.621 ADRs if the Series R shares are then trading below a USD 12.15 equivalent.

The transaction has been unanimously approved by the boards of directors of both companies. The transaction is subject to regulatory approval and the approval of the shareholders of both companies. Assuming 140 million Stora Enso Series R shares are issued, Consolidated Papers shareholders would receive approximately a 15.5% economic interest and 5.0% of the vote in Stora Enso.

The transaction values Consolidated Papers' total equity at EUR 4.1 billion (USD
4.0 billion) or USD 44.00 per share. This represents a premium to Consolidated Papers' shareholders of 69% based on a February 18 closing price of USD 26.00, and is 34% above the 52-week high price of USD 32.88. Stora Enso will account for the transaction as a purchase and the transaction goodwill is estimated to aggregate approximately EUR 2.8 billion (USD 2.7 billion). Management estimates that the transaction will be accretive in the first full year to cash earnings per share and dilutive after amortization of goodwill. The transaction is expected to qualify for tax-free treatment to the extent Stora Enso ADRs are received in exchange for shares of Consolidated Papers.

Stora Enso management expects that the ADRs will be registered and listed, and the transaction closed, by August 2000. The ADR program is designed to establish a liquid market with an estimated initial float of approximately USD 2 billion. In the event that the ADRs have not been registered and listed by October 31, 2000, Stora Enso will complete the transaction on a 100% cash basis at USD 44.00 per Consolidated Papers share.

Within Europe, Stora Enso is one of the two largest producers of lightweight coated and SC paper used in magazines, and coated fine papers used in higher quality publications, such as annual reports and marketing brochures. Consolidated Papers has similar strengths in North America in these three grades. Consolidated Papers' marketing network will provide additional distribution for approximately 900,000 metric tonnes of paper currently exported by Stora Enso to the United States.

The companies anticipate annual pre-tax operating synergies of approximately USD 110 million. These synergies will be achieved through sales and logistics optimization, best manufacturing practices, and purchasing efficiencies. Approximately USD 90 million of the savings are expected to be realized by the end of 2001 with the full amount achieved in 2002.

Jukka Harmala, Chief Executive Officer of Stora Enso, stated, "This acquisition marks the first major step toward the successful execution of our North American strategy. With approximately 13 million tonnes of manufacturing capacity in Europe, and the integration of Stora and Enso behind us, the further development of our manufacturing base in North America is our highest priority. We believe that Consolidated Papers represents an ideal strategic fit for our business. We are particularly attracted by Consolidated Papers' narrow product focus, the 100-year reputation of the business and its outstanding customer relationships. The addition of its leading North American market share, excellent management team and dedicated employees provides our combined forces with a strong competitive position in the global marketplace."

George W. Mead, Chairman of Consolidated Papers, will be invited to join the Stora Enso Board of Directors. Commenting on the acquisition, Mr. Mead stated, "Consolidation in the paper industry is accelerating. Our company has been extremely successful in building an admired franchise in North America. Throughout the long history of our company, the management team and employees have consistently rewarded shareholders with some of the best financial results in the industry. We believe that the future success of the business and the ability to serve our loyal customer base will be enhanced by being a central part of the North American strategy of a global company such as Stora Enso."

About Stora Enso

Stora Enso is one of the world's leading forest industry companies. Stora Enso was formed through the merger of Finnish Enso and Swedish STORA at the end of 1998. To date this combination has been extremely successful, with synergies more than double targeted levels. Stora Enso is an integrated forest products group that manufactures magazine paper, newsprint, fine paper and packaging boards, supported by 2.1 million hectares of productive forestland. Stora Enso holds strong global positions in all of the aforementioned product areas. Stora Enso employs approximately 40,000 people and maintains operations in Europe, Asia and North America. Additionally, Stora Enso has sales and marketing organizations throughout the world.

About Consolidated Papers

Consolidated Papers is headquartered in Wisconsin Rapids, Wisconsin, and is North America's largest producer of coated paper and SC printing papers, as well as the leading manufacturer of specialty papers. Consolidated Papers has an excellent reputation as an industry leader, driven by its strong marketing network and customer relationships. Consolidated Papers employs about 6,800 people and operates manufacturing facilities in Biron, Kimberly, Niagara, Stevens Point, Whiting and Wisconsin Rapids, Wisconsin, as well as in Duluth, Minnesota. Consolidated Papers owns and manages nearly 700,000 acres of forestland in Wisconsin, Michigan, Minnesota and Ontario, Canada.

Advisors

Stora Enso was advised on the transaction by Salomon Smith Barney Inc. Consolidated Papers was advised by Goldman, Sachs & Co.

                                      * * *

This press release contains certain statements that are neither reported financial results nor other historical information. These statements are forward-looking statements within the meaning of the safe-harbor provisions of the U.S. federal securities laws. Because these forward-looking statements are subject to risks and uncertainties, actual future results may differ materially from those expressed in or implied by the statements. Many of these risks and uncertainties relate to factors that are beyond the companies' ability to control or estimate precisely, such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of governmental regulators and other risk factors detailed in Consolidated Paper's reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The companies do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

Investors and security holders are advised to read the proxy statement/ prospectus regarding the business combination transaction referenced in this press release, when it becomes available, because it will contain important information. The proxy statement /prospectus will be filed with the Securities and Exchange Commission by Stora Enso Oyj and Consolidated Papers, Inc. Security holders may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Stora Enso Oyj and Consolidated Papers, Inc. at the Commission's website at www.sec.gov. When available, the proxy statement/prospectus and the other documents may also be obtained from Stora Enso by contacting Stora Enso Oyj, Attention: Maija Harsu, Investor Relations, Kanavaranta 1, P.O. Box 309, FIN-00101 Helsinki, Finland, and/or Consolidated Papers, Inc. by contacting Consolidated Papers, Inc., Attention:
Tim Laatsch, Corporate Communications, 231 First Avenue North, P.O. Box 8050, Wisconsin Rapids, Wisconsin 54495-8050.

Consolidated Papers, Inc., its directors, executive officers and certain other members of Consolidated Papers management and employees may be soliciting proxies from Consolidated Papers shareholders in favor of the merger. Information concerning the participants will be set forth in the proxy
statement/prospectus   when  it  is  filed  with  the  Securities  and  Exchange
Commission.

For Additional Information:

Jukka Harmala, CEO of Stora Enso, tel. +358 2046 21404
Esko Makelainen, SEVP, Accounting and Legal Affairs, tel. +358 2046 21450 Ingvar Petersson, SEVP, Chief Financial Officer, tel. +46 8 613 6600 Scott Deitz, Director of Public Affairs, tel. +715 422 1521



www.storaenso.com
www.storaenso.com/investors
www.consolidatedpapers.com

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